Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue	$111,532	$96,642	$382,777	$331,954

Costs and expenses:
Cost of operations	38,708	29,645	138,363	117,281
Sales and marketing	30,585	26,387	108,316	93,645
General and administrative	14,487	14,112	58,085	60,986
Depreciation and amortization	7,185	7,216	28,291	27,233
Interest income	2,033	3,856	10,452	12,378
Impairment of auction rate securities	—	—	27,406	—
Restructuring	2,910	—	2,910	—

Income from continuing operations before income tax (benefit) provision	19,690	23,138	29,858	45,187
Income tax (benefit) provision	(13,364)	(21,926)	3,021	(17,255)

Income from continuing operations	33,054	45,064	26,837	62,442
(Loss) income from discontinued operations, net of tax	(135)	3,232	(135)	3,442

Net income	$32,919	$48,296	$26,702	$65,884

Basic income per common share:
Income from continuing operations	$0.57	$0.78	$0.46	$1.09
(Loss) income from discontinued operations	(0.00)	0.06	(0.00)	0.06

Net income	$0.57	$0.84	$0.46	$1.15

Diluted income per common share:
Income from continuing operations	$0.57	$0.75	$0.46	$1.05
(Loss) income from discontinued operations	(0.01)	0.06	(0.01)	0.05

Net income	$0.56	$0.81	$0.45	$1.10

Weighted-average shares outstanding used in computing basic and diluted net income per common share:
Basic	57,771	57,534	57,717	57,184

Diluted	58,384	59,748	58,925	59,743

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue
Online Services:
Advertising and sponsorship	$85,296	$70,389	$275,790	$229,333
Licensing	23,198	21,556	89,126	81,471
Content syndication and other	280	351	1,434	2,378

Total Online Services	108,774	92,296	366,350	313,182
Publishing and Other Services	2,758	4,346	16,427	18,772

	$111,532	$96,642	$382,777	$331,954

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)
Online Services	$34,148	$31,612	$95,435	$80,594
Publishing and Other Services	(338)	1,460	1,147	4,103

	33,810	33,072	96,582	84,697

Adjusted EBITDA per basic common share	$0.59	$0.57	$1.67	$1.48

Adjusted EBITDA per diluted common share	$0.58	$0.55	$1.64	$1.42

Interest, taxes, non-cash and other items (b)
Interest income	2,033	3,856	10,452	12,378
Depreciation and amortization	(7,185)	(7,216)	(28,291)	(27,233)
Non-cash advertising	(3,361)	(2,775)	(5,097)	(5,264)
Non-cash stock-based compensation	(2,697)	(3,799)	(13,472)	(19,391)
Impairment of auction rate securities	—	—	(27,406)	—
Restructuring	(2,910)	—	(2,910)	—
Income tax benefit (provision)	13,364	21,926	(3,021)	17,255

Income from continuing operations	33,054	45,064	26,837	62,442
(Loss) income from discontinued operations, net of tax	(135)	3,232	(135)	3,442

Net income	$32,919	$48,296	$26,702	$65,884

Basic income per common share:
Income from continuing operations	$0.57	$0.78	$0.46	$1.09
(Loss) income from discontinued operations	(0.00)	0.06	(0.00)	0.06

Net income	$0.57	$0.84	$0.46	$1.15

Diluted income per common share:
Income from continuing operations	$0.57	$0.75	$0.46	$1.05
(Loss) income from discontinued operations	(0.01)	0.06	(0.01)	0.05

Net income	$0.56	$0.81	$0.45	$1.10

Weighted-average shares outstanding used in computing basic and diluted net income per common share:
Basic	57,771	57,534	57,717	57,184

Diluted	58,384	59,748	58,925	59,743

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to income from continuing operations

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$191,659	$213,753
Short-term investments	—	80,900
Accounts receivable, net	94,140	86,081
Current portion of prepaid advertising	1,753	2,329
Due from HLTH	—	1,153
Other current assets	11,371	10,840

Total current assets	298,923	395,056

Investments	133,563	—
Property and equipment, net	54,263	48,589
Prepaid advertising	—	4,521
Goodwill	220,011	221,429
Intangible assets, net	26,599	36,314
Other assets	20,963	12,955

	$754,322	$718,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$31,354	$26,498
Deferred revenue	80,489	76,401
Due to HLTH	427	—

Total current liabilities	112,270	102,899

Other long-term liabilities	8,334	9,210

Stockholders’ equity	633,718	606,755

	$754,322	$718,864

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Years Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$26,702	$65,884
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	135	(3,442)
Depreciation and amortization	28,291	27,233
Non-cash advertising	5,097	5,264
Non-cash stock-based compensation	13,472	19,391
Deferred and other income taxes	1,476	(20,953)
Impairment of auction rate securities	27,406	—
Changes in operating assets and liabilities:
Accounts receivable	(8,059)	3,570
Accrued expenses and other long-term liabilities	4,053	(7,185)
Due to/from HLTH	1,601	(3,278)
Deferred revenue	4,088	314
Other	(1,350)	1,102

Net cash provided by continuing operations	102,912	87,900
Net cash used in discontinued operations	—	(390)

Net cash provided by operating activities	102,912	87,510

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	44,000	212,923
Purchases of available-for-sale securities	(127,900)	(284,333)
Purchases of property and equipment	(24,250)	(18,058)
Cash paid in business combinations, net of cash acquired	(1,648)	—
Purchase of investment in preferred stock	(6,471)	—

Net cash used in investing activities	(116,269)	(89,468)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,797	14,355
Tax benefit on stock-based awards	284	1,577
Net cash transfers with HLTH	—	155,119
Purchases of treasury stock	(12,818)	—

Net cash (used in) provided by financing activities	(8,737)	171,051

Net (decrease) increase in cash and cash equivalents	(22,094)	169,093

Cash and cash equivalents at beginning of period	213,753	44,660

Cash and cash equivalents at end of period	$191,659	$213,753